Exhibit 99.2

INVESTOR CONTACT:

Jason Kary

+1 707 577 6916

jason_kary@keysight.com

Keysight Technologies Announces Pricing of $1.1 Billion Private Placement Offering of Senior Notes

SANTA ROSA, Calif., Oct. 6, 2014 — Keysight Technologies, Inc. today announced that it has agreed to sell $500 million of 3.30% senior notes due 2019 (the “2019 Notes”) and $600 million of 4.55% senior notes due 2024 (the “2024 Notes” and together with the 2019 Notes, the “Notes”).  The transaction is expected to close on Oct. 15, 2014, subject to customary closing conditions.  As previously disclosed, Keysight intends to use the proceeds from the offering to make a cash distribution to Agilent Technologies, Inc., of which Keysight is currently a wholly owned subsidiary, and to fund working capital and other liquidity needs.

Each series of Notes initially will be guaranteed on an unsecured, unsubordinated basis by Agilent.  Agilent’s guarantee of each series of Notes will terminate upon the earlier of the completion of Keysight’s previously announced separation from Agilent, which is expected to occur in early November 2014, Agilent ceasing to beneficially own a majority of Keysight’s common stock and the consummation of a legal defeasance or covenant defeasance or discharge of the indenture relating to such series of Notes.

The securities are being offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act.  The securities will not be initially registered under the Securities Act or any state securities laws and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the securities will be made only by means of a private offering memorandum.

About Keysight Technologies

Keysight is a global electronic measurement technology and market leader helping to transform its customers’ measurement experience through innovation in wireless, modular and software solutions.  Keysight provides electronic measurement instruments and systems and related software, software design tools and services used in the design, development, manufacture, installation, deployment and operation of electronic equipment.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Keysight’s separation of the electronic measurement business; future revenues, earnings and profitability; the future demand for the company’s products and services; and customer expectations. These forward-looking statements involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing, and the risk that we are not able to realize the savings expected from integration and restructuring activities.

In addition, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission, including our Form 10, and amendments thereto. Forward-looking statements are based on the beliefs and assumptions of Keysight’s management and on currently available information. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement.

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